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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF HILLS STORES COMPANY
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NAME OF SUBSIDIARY                                      STATE OF INCORPORATION
------------------                                      ----------------------
Hills Department Store Company                                  Delaware

HDS Transport, Inc. *                                           Ohio

Canton Advertising, Inc. *                                      Massachusetts

Corporate Vision Inc. *                                         Massachusetts

Hills Distributing Company *                                    Delaware


*  Wholly-owned subsidiary of Hills Department Store Company

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